QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.62

MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT

Dated as of February 28, 2002

between

WORLD TRAVEL, LLC

as the Grantor

and

BANK OF AMERICA, N.A.

as the Lender

MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT

        THIS MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT, dated as of February 28, 2002 is between WORLD TRAVEL, LLC, a Nevada limited liability company (hereinafter referred to as the "Grantor"), and BANK OF AMERICA, N.A., a national banking association with a place of business at 231 South LaSalle Street, Chicago, Illinois 60697 (the "Lender").

R E C I T A L S

        A.    Pursuant to a Business Loan Agreement dated as of February 28, 2002 (together with all amendments, modifications and supplements thereto, if any, the "Loan Agreement") between the Grantor and the Lender, the Lender has agreed to make a term loan to the Grantor (the "Loan").

        B.    As a condition precedent to the making of the Loan under the Loan Agreement, the Grantor is required to execute and deliver this Agreement.

        C.    Grantor is duly authorized to execute, deliver and perform this Agreement.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lender to make the Loan pursuant to the Loan Agreement, the Grantor agrees, for the benefit of the Lender, as follows:

ARTICLE 1

DEFINITIONS

        SECTION 1.1    Definitions.    In this Agreement, unless the context otherwise requires, the terms defined herein and in any agreement executed in connection herewith include, where appropriate, the plural as well as the singular and the singular as well as the plural. Except as otherwise indicated, all agreements defined herein refer to the same as from time to time amended or supplemented or the terms thereof waived or modified in accordance herewith and therewith. Unless otherwise defined herein, capitalized terms used herein shall have the meanings given thereto in the Loan Agreement. The following terms shall have the respective meanings set forth below:

        "Act" means the Federal Aviation Act of 1958, as amended from time to time and recodified in Subtitle VII of Title 49 of the United States Code.

        "Agreement", "this Agreement", "hereby", "herein", "hereof", "hereunder" or other like words means this Mortgage, Security Agreement and Assignment, as it may be amended, modified or supplemented from time to time.

        "Aircraft" means the Airframe purchased under the Purchase Agreement, together with the Engines initially installed on such Airframe when delivered to the Grantor (or any replacement Engine substituted for any of such Engines hereunder), whether or not any such initial or replacement Engines may from time to time thereafter be installed on such Airframe or may be installed on any other airframe or on any other aircraft, and all Parts, including avionics and related equipment, manuals and logs.

        "Airframe" means (i) the Bombardier Global Express aircraft (excluding the Engines or engines from time to time installed thereon) bearing United States Federal Aviation Administration Registration Number N789TP (to be changed to N711SW) and manufacturer's serial number 9065 and (ii) any and all Parts so long as the same shall be incorporated in such aircraft and any and all Parts removed from such aircraft so long as such Parts shall remain subject to this Agreement and the Lien hereof in accordance with the terms of Section 3.5.

        "Banking Day" means a day other than a Saturday or Sunday on which the Lender is open for business in Chicago, Illinois.

        "Bill of Sale" means, the Bill of Sale dated January 30, 2002 from Bombardier Aerospace Corporation to the Grantor with respect to the Aircraft, as it may be amended, modified or supplemented from time to time.

        "Closing Date" means the date on which the Lender makes the Loan to Grantor pursuant to the Loan Agreement.

        "Collateral" shall have the meaning set forth in Section 2.1 hereof.

        "Default" means an event which, after the giving of notice or lapse of time, or both, would become an Event of Default.

        "Default Rate" means the rate per annum set forth in Section 3.7 of the Loan Agreement.

        "Engine" means (i) each of the two Rolls Royce BR 710A2-20/01 engines bearing manufacturer's serial numbers 12243 and 12244, each of which engines has 750 or more rated takeoff horsepower or the equivalent thereof, which engines were originally installed on the Aircraft upon the Grantor's acquisition of its interest therein, whether or not from time to time thereafter installed on such Aircraft or installed on any other airframe or on any other aircraft, and (ii) any engine which shall have been substituted for an engine described in preceding clause (i), whether or not from time to time thereafter installed on the Aircraft or any other airframe or on any other aircraft, together in each case with any and all Parts, incorporated in such Engine and any and all Parts removed from such Engine so long as the Grantor has an interest in such Parts.

        "Equipment" means any or all of the Airframe, Engines and Parts.

        "Event of Default" shall have the meaning set forth in Section 8 of the Loan Agreement.

        "Event of Loss" means, with respect to the Aircraft, the Airframe or any Engine, any of the following events with respect to such item of Equipment:

          (a)  such item of Equipment shall be lost, stolen, destroyed, rendered permanently unfit for its intended use, or irreparably damaged, from any cause whatsoever;

          (b)  such item of Equipment shall be returned to the manufacturer or seller or either of their agents or nominees pursuant to any warranty settlement or patent indemnity settlement;

          (c)  such item of Equipment shall be damaged to the extent that an insurance settlement is made on the basis of a total loss or a constructive or compromised total loss;

          (d)  such item of Equipment shall be prohibited from use for air transportation by any agency of the Government for a period of six months or more; or

          (e)  such item of Equipment shall be taken or requisitioned by condemnation or otherwise by any governmental Person, including a foreign government or the Government resulting in loss of possession by the Grantor for a period of six months or more.

An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe or the Engine which constitutes a part of the Aircraft.

        "FAA" means the Federal Aviation Administration or any governmental Person, agency or other authority succeeding to the functions of the Federal Aviation Administration.

        "Government" means the federal government of the United States of America or any instrumentality or agency thereof.

        "Guaranty" means the Continuing Guaranty, dated February 28, 2002, by Stephen A. Wynn in favor of the Lender.

        "incorporated in" means incorporated, installed in or attached to or otherwise made a part of.

        "Indemnified Parties" means the Lender and its successors, assigns, transferees, directors, officers, employees, shareholders, servants and agents.

        "Liabilities" See Section 2.1.

        "Lien" shall mean any mortgage, pledge, lien, charge, encumbrance, lease or security interest or any claim or exercise of rights affecting the title to or any interest in property.

        "Loan Documents" means the Loan Agreement, the Guaranty and this Agreement.

        "Loss Value" means 100% of the amount necessary to pay in full, as of the date of payment thereof, the principal and accrued interest on the Loan.

        "Parts" means all appliances, parts, components, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than complete Engines or engines) whether now owned or hereafter acquired which may from time to time be incorporated in the Airframe or any Engine (and "Part" means any of the foregoing) or, after removal therefrom, so long as such Parts remain subject to the Lien of this Agreement in accordance with Section 3.5 or 3.6 hereof.

        "Permitted Lien" means any Lien referred to in clauses (a) and (b) of Section 3.1.

        "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Purchase Agreement" means the Aircraft Sales Agreement dated January 28, 2002 between Bombardier Aerospace Corporation as Seller, and Grantor as Buyer, as it may be amended, modified or supplemented from time to time.

        "Records" means the records, logs and other material described in Section 3.3.

        "Swap Obligations" means all obligations (contingent or otherwise) of the Grantor to the Lender or any affiliate of the Lender existing or arising under any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing pertaining to the Loan and, unless the context otherwise clearly requires, any master agreement and related confirmations relating to or governing any or all of the foregoing.

        "UCC" or "Uniform Commercial Code" means the Uniform Commercial Code as in effect in any applicable jurisdiction.

ARTICLE 2

GRANT OF SECURITY INTEREST

        SECTION 2.1    Grant of Security Interest.    The Grantor, in consideration of the premises and other good and valuable consideration, receipt whereof is hereby acknowledged, and in order to secure the payment of the principal of and interest on the Loan according to its tenor and effect, and to secure the payment of all other indebtedness under the Loan Documents and the performance and observance of all covenants and conditions contained in the Loan Documents and the payment and performance of all Swap Obligations (collectively referred to as the "Liabilities"), does hereby convey, warrant, mortgage, assign, pledge, and grant a security interest to the Lender, its successors and assigns, in all and singular of the Grantor's right, title and interest in and to the properties, rights, interests and privileges described below and all proceeds thereof (all of which properties, rights, interests and privileges hereby mortgaged, assigned, pledged and granted or intended so to be, together with all proceeds thereof, are hereinafter collectively referred to as the "Collateral"):

  (i)
  all of the Grantor's rights, title and interests in the Equipment (including the Airframe, the Engines, and the Parts) and substitutions and replacements of any of the foregoing;

  (ii)
  the Purchase Agreement and the Bill of Sale, together with all rights, powers, privileges, options and other benefits of the Grantor under the Purchase Agreement and the Bill of Sale;

  (iii)
  any and all service and warranty rights related to the Equipment, including the Engines, and claims under any thereof; and

  (iv)
  all proceeds of any or all of the foregoing, whenever acquired, including, but not limited to, the proceeds of any insurance maintained with respect to any of the foregoing and all proceeds payable or received with respect to any condemnation, expropriation, requisition or other Event of Loss, or the proceeds of any warranty.

        The conveyance, warranty, mortgage, assignment, pledge and security interest created hereunder in all of the foregoing Collateral are effective and operative immediately, and shall continue in full force and effect until the Grantor shall have made such payments and shall have duly, fully and finally performed and observed all of its agreements and covenants and provisions then required hereunder and under the other Loan Documents.

        SECTION 2.2    Filing of Financing Statements and Continuation Statements.    The Grantor and the Lender will execute and the Grantor will deliver to the Lender for filing, if not already filed, such financing statements or other documents and such continuation statements with respect to financing statements previously filed relating to the conveyance, warranty, mortgage, assignment, pledge and security interest created under this Agreement in the Collateral and any other documents that may be required in order to comply with the Act or other applicable law or as may be specified from time to time by the Lender.

ARTICLE 3

COVENANTS

        SECTION 3.1    Ownership and Liens.    The Grantor will not sell, lease, assign or transfer its interest in the Aircraft, the Airframe or any Engine or directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to its interest in the Aircraft, the Airframe or any Engine, except for: (a) Liens in favor of the Lender; (b) mechanics' or other like Liens arising in the ordinary course of business for amounts which are not material and the payment of which is either not yet due or is being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material danger of the attachment, sale, forfeiture or loss of any item of Equipment or any interest therein (including the Lien of the Lender), (c) certain parts or engines which are placed on the Aircraft on a temporary basis and as a temporary replacement of a Part or an Engine for which Grantor is working on obtaining a replacement in accordance with Section 3.5 hereof (the "Temporary Parts"), (d) leases to any entity controlled by the Guarantor subject to the terms and conditions of this Agreement, and (e) any lease described in 14 CFR 91.501, so long as any such lease remains subject to the terms and conditions of this Agreement. The Grantor will promptly, and in any event within five days, take (or cause to be taken) such action as may be necessary duly to discharge any such Lien not excepted above if the same shall arise at any time.

        SECTION 3.2    Registration and Operation.

  (a)
  The Grantor shall cause the Aircraft to be duly registered, and at all times thereafter to remain duly registered, in the name of the Grantor as owner with the FAA pursuant to the Act. The Grantor agrees that it will not utilize any item of Equipment in violation of any law or any rule, regulation or order (including, without limitation, concerning alcoholic beverages or prohibited substances) of any governmental authority having jurisdiction (domestic or foreign) or in violation of any airworthiness certificate, license or registration relating to any item of Equipment issued by any such authority, except to the extent such violation is not material or the validity or application of any such law, rule, regulation or order is being contested in good faith and by appropriate proceedings (but only so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of such item of Equipment, or any interest, including the Lender's security interest, therein). In the event that any such law, rule, regulation or order requires alteration of any item of Equipment, unless the validity thereof is being contested in good faith and by appropriate proceedings (but only so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of any item of Equipment, or any interest, including the Lender's security interest, therein), the Grantor will obtain conformance therewith at no expense to the Lender and will cause such item of Equipment to be maintained in proper operating condition under such laws, rules, regulations and orders.

  (b)
  The Grantor shall not operate the Aircraft in any country or territory where armed conflict exists unless the Aircraft is fully insured against such risks.

  (c)
  The Grantor agrees that it will not utilize any item of Equipment in any area excluded from coverage by the insurance required by the terms of Article 5.

        SECTION 3.3    Records and Reports.    The Grantor shall cause all records, logs and other materials required by the FAA and any other governmental authority having jurisdiction to be maintained in respect of each item of Equipment. Grantor shall promptly furnish or cause to be furnished to the Lender such information as may be required to enable the Lender to file any reports required to be filed by the Lender with any governmental authority because of the Lender's interests in any item of Equipment.

        SECTION 3.4    Maintenance.    The Grantor, at its own cost and expense, shall cause each item of Equipment to be maintained, serviced, repaired, overhauled, altered, modified, added to and tested in accordance with the maintenance program for such item of Equipment as from time to time in effect and approved by manufacturer and/or seller thereof, and to the extent required by law, by the FAA); and, additionally, in the case of the Aircraft, cause the Aircraft to be maintained, serviced, repaired, overhauled and tested so as to keep the Aircraft in such condition as may be necessary to enable the airworthiness certification of the Aircraft to be maintained in good standing under the Act. The Grantor agrees that the Aircraft, Airframe and Engines will not be maintained in violation of any law or any rule, regulation or order of any government or governmental authority (domestic or foreign) having jurisdiction, in violation of any warranty with respect to any item of Equipment or in violation of any airworthiness certificate, license or registration relating to the Aircraft, Airframe or any Engine issued by any such government or authority, except to the extent the validity or application of any such directive, instruction, law, rule, regulation or order is being contested in good faith and by appropriate proceedings (but only so long as such proceedings do not, in the Lender's opinion, involve any material danger of the sale, forfeiture or loss of such item of Equipment or any interest, including the Lender's security interest, therein).

        SECTION 3.5    Replacement of Parts.    The Grantor, at its own cost and expense, will promptly cause the replacement of all Parts which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever. In addition, the Grantor, at its own cost and expense, may permit the removal in the ordinary course of maintenance, service, repair, overhaul or testing of any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use; provided, however, that the Grantor, at its own cost and expense, will cause such Parts to be replaced as promptly as possible. All replacement Parts shall be free and clear of all Liens (except for Permitted Liens described in Section 3.1), shall be in as good operating condition as, and shall have a value and utility at least substantially equal to, the Parts replaced, assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof. The Grantor's rights, title and interests in all Parts at any time removed from any item of Equipment shall remain subject to the Lien of this Agreement no matter where located, until such time as such Parts shall be replaced by Parts which have been incorporated in such item of Equipment and which meet the requirements for replacement Parts specified above. Immediately upon any replacement Part becoming incorporated or installed in or attached to any item of Equipment as above provided (other than a Temporary Part described in Section 3.1), without further act, (i) the Grantor's rights, title and interests in such replacement Part shall become subject to the Lien of this Agreement, and such replacement Part shall be deemed part of such item of Equipment for all purposes hereof to the same extent as the Parts originally incorporated in such item of Equipment, and (ii) the Grantor's rights, title and interests in the replaced Part shall be released from the Lien of this Agreement and the replaced Part shall no longer be deemed a Part hereunder.

        SECTION 3.6    Alterations, Modifications and Additions.    The Grantor, at its own cost and expense, shall cause such alterations and modifications in and additions to the Equipment to be made as may be required from time to time to meet the standards of the FAA and of any other governmental authority having jurisdiction and to maintain the certificate of airworthiness for the Aircraft; provided, however, that the validity or application of any such law, rule, regulation or order may be contested in good faith by appropriate proceedings (but only so long as such proceedings do not involve any material danger of sale, forfeiture or loss of any item of Equipment, or any interest, including the Lender's security interest, therein). In addition, the Grantor, at no cost or expense to the Lender, may, from time to time, cause such alterations and modifications in and additions to any item of Equipment to be made as the Grantor may deem desirable; provided, that each such alteration, modification and addition is described in the Purchase Agreement or readily removable from such item of Equipment; and provided, further, that no such alteration, modification or addition shall (i) materially diminish the value, utility or condition of such item of Equipment below the value, utility or condition thereof immediately prior to such alteration, modification or addition, assuming the item of Equipment was then of the value and utility and in the condition required to be maintained by the terms of this Agreement, or (ii) cause the airworthiness certification of the Aircraft to cease to be in good standing under the Act. The Grantor's rights, title and interests in all Parts added to the Aircraft, the Airframe or an Engine as the result of such alteration, modification or addition shall, without further act, be subject to the Lien of this Agreement. Notwithstanding the foregoing sentence of this Section 3.6, so long as no Event of Default shall have occurred and be continuing, the Grantor may remove any Part if (i) such Part is in addition to, and not in replacement of or substitution for, any Part originally incorporated in such item of Equipment at the time of delivery thereof or any Part in replacement of or substitution for any such Part, (ii) such Part is not required to be incorporated or installed in or attached or added to such item of Equipment pursuant to the terms of this Article 3, and (iii) such Part can be removed from such item of Equipment without causing any material damage thereto. Upon the removal of any Part as above provided, the Grantor's rights, title and interests in such Part shall be released from the Lien of this Agreement.

        SECTION 3.7    Maintenance of Other Engines.    Each aircraft engine which does not constitute an Engine, but which is installed on the Airframe from time to time, shall be maintained, operated, serviced, repaired, overhauled, altered, modified and tested in accordance with Section 3.4 to the same extent as if it were an Engine.

        SECTION 3.8    Payment of Obligations.    The Grantor hereby agrees that it will promptly pay or cause to be paid when due all taxes, assessments and other governmental charges imposed with respect to the Collateral (except to the extent being contested in good faith and by appropriate proceedings).

        SECTION 3.9    Change of Name.    In connection with any change of the name, identity or structure of Grantor that might make the UCC financing statements filed in connection with the transactions contemplated hereby seriously misleading within the meaning of the UCC or any change in the jurisdiction of organization of the Grantor, shall (a) duly file appropriate financing statements in all appropriate filing offices prior to such change and (b) give the Lender notice of such change and copies of the form of such financing statements at least 10 Business Days prior to such change.

        SECTION 3.10    Inspection.    The Grantor shall permit the Lender or any Person designated by the Lender to inspect (i) the Aircraft; provided, however, that as long as no Event of Default has occurred and is continuing, the Lender shall not exercise such inspection rights more than once a year or in such a way so as to unreasonably interfere with Grantor's use of the Aircraft and (ii) the logs, maintenance records and other records maintained with respect to the Aircraft.

ARTICLE 4

EVENTS OF LOSS

        SECTION 4.1    Event of Loss with Respect to the Aircraft.    Upon the occurrence of an Event of Loss with respect to the Aircraft, the Grantor shall give the Lender prompt written notice (and in any event within three Banking Days after such occurrence) thereof, and the Grantor shall, on or before the Banking Day which is the earliest of (i) the thirtieth (30th) day following the date of the occurrence of such Event of Loss, or (ii) the next Banking Day following the receipt of insurance proceeds with respect to such occurrence, pay to the Lender the Loss Value. In the event of payment in full by the Grantor of the appropriate Loss Value and all other amounts then due and payable hereunder and under any other Loan Document, the Grantor's rights, title and interest in the Aircraft having suffered the Event of Loss shall be released from this Agreement and the Lender shall execute and deliver, at the Grantor's cost and expense, such instruments as may be reasonably required to evidence such release.

        SECTION 4.2    Application of Payments from Governmental Authorities or other Persons.    Any payments (other than insurance proceeds, the application of which is provided for in Article 5 or Section 4.1), received at any time by the Lender or Grantor from any governmental authority or other Person with respect to any Event of Loss, or from a governmental authority with respect to an event which does not constitute an Event of Loss, shall be applied as follows:

  (a)
  Reduction of Loss Value. Such payments shall be applied in reduction of the Grantor's obligation to pay the Loss Value, if not already paid by the Grantor, or, if already paid by the Grantor, shall be applied to reimburse the Grantor for its payment of such amounts. The balance, if any, of such payment remaining' thereafter, and after payment of all amounts then due and payable under the Loan Documents, shall be paid to the Grantor.

  (b)
  Use of Aircraft Not Constituting an Event of Loss. If such payments are received with respect to a requisition for use by the government which does not constitute an Event of Loss, such payments may be retained by the Grantor.

  (c)
  Payments During Default. Notwithstanding the foregoing provisions of this Section 4.2, any payments (other than insurance proceeds, the application of which is provided for in Article 5) received at any time by the Lender from any governmental authority or other Person with respect to any Event of Loss, which are payable to the Grantor, shall not be paid to the Grantor if at the time of such payment an Event of Default or Default shall have occurred and be continuing, in which event all such amounts shall be paid to and held by the Lender as security for the Liabilities or, at the Lender's option, applied by the Lender toward the payment of such Liabilities at the time due in such order of application as the Lender may from time to time elect. At such time as there shall not be any Event of Default or Default, all such amounts at the time held by the Lender in excess of the amount, if any, which the Lender shall have elected to apply as above provided shall be paid to the Grantor.

        In furtherance of the foregoing, the Grantor hereby irrevocably assigns, transfers and sets over to the Lender all rights of the Grantor to any award or payment received by or payable to the Grantor on account of an Event of Loss.

ARTICLE 5

INSURANCE

        SECTION 5.1    Insurance.    The Grantor shall at all times, at its own cost and expense, cause policies of insurance in such form, of such type and with insurers of recognized responsibility reasonably satisfactory to the Lender, to be procured and maintained on or in respect of the Aircraft, as follows:

  (a)
  Liability. The Grantor will cause liability insurance to be carried and maintained at all times with respect to the Aircraft and any other type of insurance required under applicable laws and regulations of the United States with respect to the Aircraft, but in any event not less than $100,000,000 combined single limit for any one occurrence.

  (b)
  Property. The Grantor shall cause all-risk aircraft hull insurance covering the Aircraft, including all-risk coverage with respect to any Engine or Part while not installed on the Aircraft, to be maintained in effect. Insurance required under this Section 5.1(b) shall at all times while any Liabilities are outstanding be for an amount not less than the purchase price of the Aircraft as set forth in the Purchase Agreement.

        Any policies maintained in accordance with this Section 5.1 shall (i) be with insurance companies of recognized responsibility, (ii) name the Lender, as an additional insured, as its interest may appear (but without imposing upon the Lender any obligation imposed upon the insured, including, without limitation, the liability to pay the premiums for such policies), (iii) in the case of the insurance described in clause (b), provide that any loss shall be payable to the Lender as its interest may appear, (iv) provide that, in respect of the interest of the Lender in such policies, the insurance shall not be invalidated by any action or inaction directly or indirectly by, for or on behalf of any Person other the Lender, and shall insure the Lender as its interest may appear regardless of any breach or violation of any warranty, declaration or condition contained in such policies by Grantor or any other Persons, (v) provide that as against the Lender, the insurers shall waive any rights of subrogation to the extent that the Grantor has waived such rights (and the Grantor hereby irrevocably and unconditionally waives any right of subrogation against the Lender, except for claims arising out of the gross negligence or willful misconduct of the Lender), and (vi) provide that if such insurance is cancelled for any reason whatever, or is changed in any material respect, or if such insurance is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to the Lender, for 30 days after receipt by the Lender of written notice by such insurers of such cancellation, change or lapse. Each insurance policy required under this Section 5.1 shall be primary without right of contribution from any other insurance which is carried by the Lender with respect to its interest in the Aircraft. Nothing contained herein shall prevent the Lender from maintaining additional insurance at its own expense, provided that the maintaining of such insurance shall not prejudice the Grantor's ability to obtain, or recover under, the insurance required to be maintained hereunder at the direction of the Grantor or any reinsurance thereof.

        In the event that the Grantor shall fail to cause insurance to be maintained as herein provided, the Lender may at its option (but shall not be obligated to) provide such insurance and in such event, the Grantor shall, upon demand, reimburse such Person for the cost thereof, together with interest thereon at the Default Rate, which reimbursement obligation shall be secured by the Collateral. No such payment, performance or compliance shall be deemed to cure any default hereunder or otherwise relieve the Grantor of its obligations with respect thereto. Nothing contained in this Article 5 shall limit or prohibit any Indemnified Party from obtaining insurance for its own account, and any proceeds payable thereunder shall be payable as provided in the insurance policy relating thereto; provided, however, that no such insurance may be obtained which would limit or otherwise adversely affect the coverage of any insurance which the Grantor causes to be maintained with respect to the Aircraft.

        SECTION 5.2    Certificates of Insurance.    The Grantor agrees to furnish the Lender on the Closing Date, and promptly after the terms have been fixed for any renewal of, or changes in any material respect with respect to, the insurance required to be maintained pursuant to this Article 5 (but in no event less frequently than annually, on or before February 1, of each year, commencing in 2003), until the Liabilities secured hereby are paid in full, an insurance certificate signed by an independent insurance broker reasonably acceptable to the Lender describing in reasonable detail the insurance then carried (or to be carried) on each item of Equipment. The Grantor shall cause such broker to agree to advise the Lender in writing at its address set forth in this Agreement at least thirty (30) days prior to the expiration or termination date of any insurance carried and maintained on any item of Equipment pursuant to this Article 5. The Grantor shall advise the Lender of any act or omission which might render insurance unenforceable in whole or in part.

        SECTION 5.3    Proceeds of Insurance.    Any proceeds of insurance received by the Lender as a result of an Event of Loss with respect to the Aircraft, shall be applied to reduce the Grantor's obligation to pay the Loss Value pursuant to Section 4.1, if not already paid by the Grantor, or, if already paid by the Grantor, shall be paid over to the Grantor. In the event of any damage to, or loss, theft or destruction of, the Aircraft by any cause whatsoever not involving an Event of Loss, all insurance proceeds in respect thereof shall be paid to the Grantor in trust for the repair and restoration of the Aircraft to good repair, condition and working order.

ARTICLE 6

REMEDIES UPON OCCURRENCE OF AN EVENT OF DEFAULT

        SECTION 6.1    Action upon Event of Default.    Upon the occurrence of an Event of Default described in Section 8.5 (Bankruptcy) of the Loan Agreement, unless the Lender should otherwise agree, the commitment of the Lender to make the Loan shall automatically and without further act terminate and the unpaid principal of (and indemnification for funding losses, if any) and accrued interest on the Loan and all other amounts due and payable under this Agreement and the other Loan Documents shall automatically and without further act become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or in any other Loan Document to the contrary notwithstanding, and the Lender may immediately exercise and pursue any remedy described herein or otherwise available to it in any Loan Document, at law, in equity or by statute (subject always to compliance with any mandatory requirements of applicable law). If any other Event of Default shall have occurred and be continuing, the Lender may, at its option, declare the commitment of the Lender to make the Loan to be terminated and the unpaid principal of (and indemnification for funding losses, if any) and accrued interest on the Loan and all other amounts due and payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon such commitment shall immediately terminate and the Loan and such other amounts shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in any other Loan Document to the contrary notwithstanding; and the Lender may immediately exercise and pursue any remedy described herein or otherwise available to it in any Loan Document, at law, in equity or by statute (subject always to compliance with any mandatory requirements of applicable law). Upon such declaration, the Lender may exercise any or all of the rights and powers and pursue any or all of the remedies permitted by this Article 6.

        SECTION 6.2    Remedies.    The Grantor agrees, to the full extent that it lawfully may, that if one or more Events of Default shall have occurred and be continuing, then in every such case the Lender may exercise any or all of the rights and powers and pursue any and all of the remedies available to it hereunder or in any other Loan Document or available to a secured party under the Uniform Commercial Code or any other provision of law or equity; the Lender may exclude the Grantor from the Collateral; and the Lender may sell, assign, transfer and deliver, to the extent permitted by law, the Collateral or any interest therein, whether or not the Collateral is in the constructive possession of the Lender or the Person conducting the sale, at any private sale or public auction with or without demand, advertisement or notice (except as may be required by law) of the date, time and place of sale and any adjournment thereof, for cash or credit or other property, for immediate or future delivery and for such price or prices and on such terms and to such Persons as the Lender in its discretion may determine or as may be required by law. It is agreed that 10 days' notice to the Grantor of the date, time and place (and terms, in the case of a private sale) of any proposed sale by the Lender of the Collateral or any part thereof or interest therein is reasonable.

        The Lender may proceed to enforce its rights by directing payment to it of all monies payable under any agreement relating to the Collateral, by proceedings in any court of competent jurisdiction for an appointment of a receiver or for the sale of all or any part of the Collateral possession to which the Lender shall at the time be entitled hereunder or for foreclosure of such Collateral, or by any other action, suit, remedy or proceeding authorized or permitted by this Agreement or at law or by equity, and may file such proofs of claim or other papers or documents as necessary or advisable in order to have the claims of the Lender asserted or upheld in any bankruptcy, receivership or other judicial case or proceeding.

        In addition to the foregoing remedies, the Grantor shall be liable for any and all unpaid amounts due hereunder and under the other Loan Documents before, during and after the exercise of any of the foregoing remedies and for all reasonable legal fees and other reasonable costs and expenses of the Lender, including, without limitation, attorneys' fees and legal expenses, incurred by reason of the occurrence of any Event of Default or the exercise of any remedies with respect thereto.

        SECTION 6.3    Remedies Cumulative.    Each and every right, power and remedy herein specifically given to the Lender or otherwise in this Agreement or the other Loan Documents shall be cumulative and shall be in addition to every other right, power and remedy herein or therein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein or therein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Lender, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Lender in the exercise of any right, power or remedy or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Grantor to be an acquiescence therein.

        SECTION 6.4    Power of Attorney.    Upon and during the continuance of an Event of Default, the Grantor hereby appoints the Lender or its designated agent as such Grantor's attorney-in-fact, irrevocably, with full power of substitution, to collect all payments with respect to the Collateral due and to become due under or arising out of this Agreement or any other Loan Document, to receive all moneys (including, but not limited to, proceeds of insurance) which may become due under any policy insuring the Collateral and all awards payable in connection with the condemnation, requisition or seizure of the Collateral, or any part thereof, to execute proofs of claim, to endorse drafts, checks and other instruments for the payment of money payable to the Grantor in payment of such insurance moneys and to do all other acts, things, take any actions (including the filing of financing statements or other documents) or institute any proceedings which the Lender may deem to be necessary or appropriate at any time to protect and preserve the interest of the Lender in the Collateral, or in this Agreement or the other Loan Documents.

        SECTION 6.5    Distribution of Amounts Received after an Event of Default.    All payments received and amounts realized by the Lender with respect to the Collateral after an Event of Default shall have occurred and be continuing (whether realized from the exercise of any remedies pursuant to this Article 6 or otherwise), as well as payments or amounts then held by the Lender as part of the Collateral, shall be distributed by the Lender in the following order of priority:

          First, so much of such payments and amounts as shall be required to pay the expenses paid by the Lender pursuant to this Article 6 (to the extent not previously reimbursed) shall be paid to the Lender;

          Second, so much of such payments or amounts as shall be required to reimburse amounts paid by any Indemnified Party (for which indemnification is afforded hereunder and to the extent not previously reimbursed) shall be paid to such Indemnified Party;

          Third, so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid principal amount of the Loan, the accrued but unpaid interest thereon to the date of distribution, indemnification for funding losses, if any, and all other Liabilities, shall be paid to the Lender; such payments or amounts to be applied to the amounts so due, owing or unpaid in such order of application as the Lender may from time to time elect; and

          Fourth, the balance, if any, of such payments or amounts remaining thereafter shall be paid to the Grantor.

        SECTION 6.6    Suits for Enforcement.    In case of any default in payment of the Loan beyond any applicable grace period, then, regardless of whether or not the Loan has then been accelerated, the Lender may proceed to enforce the payment of the Loan. The Grantor agrees that, in the case of any default in the payment of the Loan, it will pay the Lender such further amount as shall be sufficient to pay the costs and expenses of collection, including reasonable counsel fees and expenses.

ARTICLE 7

AMENDMENTS

        SECTION 7.1    Amendments.    Neither this Agreement, nor any of the terms hereof, may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing which is signed by the party against whom the enforcement of the termination, amendment, supplement, waiver or modification is sought.

ARTICLE 8

SECURITY INTEREST ABSOLUTE

        SECTION 8.1    Security Interest Absolute.    The security interests granted to the Lender hereunder shall be absolute and unconditional, irrespective of:

  (a)
  any lack of validity or enforceability of any Loan Document;

  (b)
  the failure of the Lender to

    (i)
    assert any claim or demand or to enforce any right or remedy against the Grantor or any other Person under the provisions of the Loan Agreement any other Loan Document or otherwise; or

    (ii)
    to exercise any right or remedy against any guarantor of, or collateral securing, any of the Liabilities;

  (c)
  any change in the time, manner or place of payment of, or in any other term of, all or any of the Liabilities or any other extension, compromise or renewal of any of the Liabilities;

  (d)
  any reduction, limitation, impairment or termination of any of the Liabilities for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Grantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any of the Liabilities;

  (e)
  any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Loan Agreement or any other Loan Document,

  (f)
  any addition, exchange, release, surrender or nonperfection of any collateral (including the Collateral), or any amendment to or waiver or release of or addition to or consent to departure from any guaranty, for any of the Liabilities; or

  (g)
  any other circumstances which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Grantor, any surety or any guarantor.

ARTICLE 9

MISCELLANEOUS

        SECTION 9.1    Governing Law.    THIS AGREEMENT IS BEING DELIVERED IN THE STATE OF ILLINOIS. THIS AGREEMENT, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, SHALL IN ALL RESPECTS BE GOVERNED BY, AND BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

        SECTION 9.2    Notices.    All notices required under this Agreement shall be personally delivered or sent by first class mail, postage prepaid, or by overnight courier, to the addresses on the signature page of this Agreement, or sent by facsimile to the fax numbers listed on the signature page, or to such other addresses as the Lender and the Grantor may specify from time to time in writing. Notices sent by first class mail shall be deemed delivered on the earlier of actual receipt or on the fourth business day after deposit in the U.S. mail.

        SECTION 9.3    Limitation as to Enforcement of Rights, Remedies and Claims.    Nothing in this Agreement, whether express or implied, shall be construed to give to any Person other than the Grantor and the Lender any legal or equitable right, remedy or claim under or in respect of this Agreement or any other Loan Document.

        SECTION 9.4    Severability of Invalid Provisions.    Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        SECTION 9.5    Benefit of Parties, Successors and Assigns; Entire Agreement.    All representations, warranties, covenants and agreements contained herein or delivered in connection herewith shall be binding upon, and inure to the benefit of, the Grantor and the Lender and their respective legal representatives, successors and assigns; provided, however, that the Grantor may not assign its obligations hereunder. This Agreement, together with the other Loan Documents, constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior understandings and agreements of such parties.

        SECTION 9.6    Counterpart Execution.    This Agreement and any amendment to this Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute but one and the same instrument. Fully executed sets of counterparts shall be delivered to, and retained by, the Grantor and the Lender.

        SECTION 9.7    Further Assurances.    At any time and from time to time, upon the request of the Lender, the Grantor shall promptly and duly execute and deliver any and all such further instruments and documents as may be specified in such request, and as are necessary or desirable to perfect, preserve or protect the security interests and assignments created or intended to be created hereby, or to obtain for the Lender the full benefit of the specific rights and powers herein granted, including, without limitation, the execution and delivery of Uniform Commercial Code financing statements and continuation statements with respect thereto, or similar instruments relating to the perfection of the mortgage, security interests or assignments created or intended to be created hereby.

        SECTION 9.8    Performance by Lender.    In its discretion, the Lender may (but shall not be obligated to), at any time and from time to time, for the account of the Grantor after notice to Grantor, pay any amount or do any act required of the Grantor hereunder and which the Grantor fails to pay or do at the time required hereunder, and any such payment shall be repayable by the Grantor on demand to the Lender, shall bear interest at the Default Rate if not paid upon demand thereof and shall be secured by the Collateral.

        SECTION 9.9    Indemnity.    The Grantor agrees to indemnify the Lender from and against any and all claims, losses and liabilities arising out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from the Lender's gross negligence or willful misconduct or any settlement entered into by the Lender without the Grantor's consent, which consent shall not be unreasonably withheld.

        SECTION 9.10    Consent to Jurisdiction.    To induce the Lender to accept this Agreement, the Grantor irrevocably agrees that, subject to the Lender's sole and absolute election, THE GRANTOR HEREBY WAIVES PERSONAL SERVICE OF PROCESS UPON THE GRANTOR, AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO THE GRANTOR AT THE ADDRESS STATED ON THE SIGNATURE PAGE HEREOF AND SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT.

        SECTION 9.11    Waiver of Jury Trial.    THE GRANTOR AND THE LENDER EACH WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (a) UNDER THIS AGREEMENT OR ANY LOAN DOCUMENT OR ANY RELATED AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THIS AGREEMENT OR ANY LOAN DOCUMENT OR (b) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE GRANTOR AGREES THAT IT WILL NOT ASSERT ANY CLAIM AGAINST THE LENDER OR ANY OTHER PERSON INDEMNIFIED UNDER THIS AGREEMENT ON ANY

THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.

        IN WITNESS WHEREOF, the parties have each executed this Agreement, as of the date set forth above.

GRANTOR:
WORLD TRAVEL, LLC

By:	/s/ STEPHEN A. WYNN
	Name:	Stephen A. Wynn
	Title:	Member
	Address:	3145 Las Vegas Boulevard, South Las Vegas, Nevada 89019 Telecopier: (702) 733-4596

LENDER:
BANK OF AMERICA, N.A.

By:	/s/ BRENDA O. MEAD
	Name:	Brenda O. Mead
	Title:	Senior Vice President
	Address:	231 S. LaSalle Street IL1-231-03-32 Chicago, Illinois 60697 Attention: Aviation Division Telecopier: (312) 923-1215

QuickLinks

MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT Dated as of February 28, 2002 between WORLD TRAVEL, LLC as the Grantor and BANK OF AMERICA, N.A. as the Lender